Exhibit 99.1

           Resources Connection, Inc. Reports First Quarter Results



    COSTA MESA, Calif., Sept. 30 /PRNewswire-FirstCall/ -- Resources

Connection, Inc. (Nasdaq: RECN), an international professional services firm that provides accounting and finance, human capital, information technology,

procurement and internal audit/risk management services on a project basis,

today announced financial results for its first quarter ended August 31, 2003.

    Total revenues were $59.5 million for the first quarter of fiscal 2004.

These revenues are slightly higher than the previous quarter and are higher year over year by 37%.  Revenues in the comparable quarter in fiscal 2003 were

$43.5 million.  Net income for the quarter ended August 31, 2003 was

$3.4 million, or $0.15 per diluted share, compared to net income of

$2.5 million or $0.11 per diluted share in the August 2002 quarter.  Revenue includes a full quarter from the Australian practice acquired June 1, 2003,

seven weeks from the Dutch practice acquired July 15, 2003 and a full quarter from the procurement services practices acquired in October 2002.  Excluding the revenue of these acquisitions, revenue grew 17% year-over-year.

    "Since our last earnings release, we have continued to make progress as our revenues grew year over year for the fourth straight quarter and we successfully completed our Dutch acquisition during the quarter," said

Chairman and CEO Donald Murray.  "The results for this quarter demonstrate a continued strengthening of our domestic practice but do not yet reflect the full impact of our international practices.  As we move into the fall months,

we hope that our positioning as an alternative to the Big 4 will strengthen our domestic momentum while helping us develop the Resources model internationally as well."



    Resources Connection, Inc. is an international professional services firm that provides accounting and finance, human capital, information technology and procurement services on a project basis.  The Company also provides internal audit, risk assessment, corporate governance and compensation consulting through its wholly owned subsidiaries.  Headquartered in Costa

Mesa, California, the company operates from more than 60 domestic and international offices.  More information about the company is available at

http://www.resourcesconnection.com /.

    Resources Connection was founded in 1996 by a team from Deloitte & Touche,

and became independent in April 1999, following a management buyout.  In

December 2000, the Company completed its initial public offering and listed on

NASDAQ.  The U.S. client portfolio boasts 30 of the Fortune 50 companies.  The company was recently named to Forbes Best 200 Small Companies list.



    Resources Connection will hold a conference call for interested analysts and investors at 5:00 pm, EDT today, September 30, 2003.  This conference call will be available for listening via a webcast on the Company's Internet web site, at http://www.resourcesconnection.com /.



    Certain statements in this press release are "forward-looking statements"

within the meaning of Section 27A of the Securities Act of 1933 and Section

21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as "anticipates," "believes," "can,"

"continue," "could," "estimates," "expects," "intends," "may," "plans,"

"potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology.  Such statements and all phases of Resources

Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's

Form 10-K for the year ended May 31, 2003 (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements,

which speak only as of the date hereof.  Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity,

performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-

looking statements in this press release.



    For further information, please contact Stephen Giusto, Chief Financial

Officer of Resources Connection, Inc., +1-714-430-6500,

steve.giusto@resources-us.com





                          RESOURCES CONNECTION, INC.

                            SUMMARY OF OPERATIONS

                   (in thousands, except per share amounts)



                                                             Quarter

                                                         Ended August 31,

                                                        2003           2002

                                                            (unaudited)



    Revenue                                          $59,541        $43,528

    Direct costs of services                          36,055         26,301

    Gross profit                                      23,486         17,227

    Selling, general and administrative expenses      17,229         13,018

    Amortization of intangible assets                    306             31

    Depreciation expense                                 387            315

    Interest income                                     (172)          (338)

    Income before provision for income taxes           5,736          4,201

    Provision for income taxes                         2,323          1,722

    Net income                                        $3,413         $2,479

    Diluted net income per share                       $0.15          $0.11

    Diluted shares                                    23,449         22,805





                            RESOURCES CONNECTION, INC.

                        SELECTED BALANCE SHEET INFORMATION

                                  (in thousands)



                                             August 31, 2003   May 31, 2003

                                               (unaudited)

    Cash, cash equivalents and

     long-term marketable securities               $37,938       $68,078

    Accounts receivable, less allowances           $34,270       $26,635

    Total assets                                  $162,209      $155,937

    Current liabilities                            $20,734       $20,941

    Total stockholders' equity                    $140,004      $133,531



SOURCE  Resources Connection, Inc.

    -0-                             09/30/2003

    /CONTACT:  Stephen Giusto, Chief Financial Officer of Resources

Connection, Inc., +1-714-430-6500, steve.giusto@resources-us.com/

    /Web site:  http://www.resourcesconnection.com /

    (RECN)



CO:  Resources Connection, Inc.

ST:  California

IN:  FIN CPR

SU:  ERN CCA